Exhibit 10.3

GUARANTEE

DATED AS OF: October 16, 2015

WHEREAS Avonlea Ventures Inc. (the "Lender"), a corporation incorporated under the laws of the Province of Ontario, has agreed to advance a loan (the “Loan”) in the original principal sum of One Million Dollars ($1,000,000) to Canadian Cannabis Corp., a company incorporated under the laws of the State of Delaware, including, without limitation, in accordance with and secured by a promissory note (the “Promissory Note”) dated as of the date hereof;

AND WHEREAS 2264793 Ontario Inc. (the "Guarantor") has agreed to execute this Guarantee in order to induce the Lender to accept the Promissory Note and advance the Loan to the Borrower and for good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged by the Guarantor) the Guarantor covenants, promises and agrees, in favour of and with the Lender as follows:

1.	(a)	The Guarantor, as principal debtor and not as surety, unconditionally guarantees to the Lender the due payment by the Borrower of all outstanding amounts owed by the Borrower to the Lender with respect to the Loan, including, without limitation, arising as a result of the Loan and any other advance of funds or extension of credit by the Lender to the Borrower (the "Principal Sum"), interest thereon, fees and any other amounts payable thereon, including, without limitation, pursuant to the Promissory Note, request by the Borrower or other agreement between the parties (collectively, the "Loan Documents"), at the times and in the manner set out in such Loan Documents, and the due performance and observance by the Borrower of all covenants, conditions, stipulations and provisos contained in the Loan Documents.

(b)	As between the Lender and the Guarantor, the Guarantor is and shall continue to be liable as principal debtor hereunder notwithstanding any change in the name, objects, capital stock or constitution of the Borrower or the bankruptcy, insolvency or going into liquidation of the Borrower, voluntarily or otherwise, and notwithstanding any transaction which may take place between the Lender and the Borrower or any neglect, waiver or default of the Lender which might otherwise operate as a discharge whether partial or absolute of the Guarantor if the Guarantor was a surety only of the Borrower, and without restricting the generality of the foregoing, notwithstanding the releasing in whole or in part of the property and assets mortgaged, pledged, charged or assigned, whether by fixed and specific mortgage, charge or assignment or otherwise, in the Loan Documents, or the granting of time or other indulgences to the Borrower. The Lender shall not be concerned to see or enquire into the powers of the Borrower or any of its directors or officers acting or purporting to act on its behalf; and moneys, advances, renewals or credits in fact borrowed or obtained from the Lender in professed exercise of such powers shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding that such borrowing or obtaining of moneys, advances, renewals or credits shall be in excess of the powers of the Borrower or of its directors, officers, managers or other agents aforesaid, or be in any way irregular, defective or informal.

(c)	The Lender in its absolute discretion or in the absolute discretion of any authorized officer or agent, and without diminishing the liability of the Guarantor hereunder may grant time or other indulgences to the Borrower and any other person or persons now or hereafter liable to the Lender in respect of the payment of the Principal Sum, interest thereon, fees and any other amounts payable to the Lender or the performance and observance of all covenants, conditions, stipulations and provisos contained in the Loan Documents and may give up, modify, vary, exchange, renew or abstain from taking advantage of any of the security constituted by this guarantee or the Loan Documents (the "Security") in whole or in part and may discharge any part or parts of or accept any composition or arrangements or realize upon any of the Security when and in such manner as the Lender or any authorized officer or agent thereof may think expedient. Any account settled or stated by or between the Lender and the Borrower or admitted by or on behalf of the Borrower may be adduced by the Lender and shall in that case be accepted by the Guarantor as prima facie evidence that the balance or amount thereof appearing is due by the Borrower to the Lender.

2.

(d)	The Guarantor shall not be released or exonerated by time being given, or any other forbearance whatsoever whether as to time, performance or otherwise or by any release, discharge, loss or alteration in or dealing with all or any part of the Loan Documents or any of them or by any failure or delay in giving any notice required under this guarantee or under the Loan Documents or any of them, or by any variation in or departure from the provisions of the Loan Documents or any of them (including without limitation the waiver by the Lender of compliance with any conditions precedent to any advance of funds, or credit), or by any modification or alteration of the Loan Documents, or by anything done, suffered or permitted by the Lender or any invalidity or unenforceability of, or any limitation on the liability of the Borrower, or on the method of terms of payment under the Loan Documents or any assignment or other transfer of all or any part of the Loan Documents or any interest therein, whether before or after any default under the Loan Documents or any defence, compensation, set-off or counterclaim which the Borrower or the Guarantor may have or assert or any other circumstance, whether or not the Guarantor shall have notice or knowledge of any of the foregoing.

(e)	The obligations of the Guarantor hereunder shall be continuing obligations and a fresh cause of action shall be deemed to arise in respect of each default. The Guarantor covenants and agrees with the Lender that it will from time to time deliver to the Lender suitable acknowledgments of its continuing liability hereunder in such form as counsel to the Lender may advise, acting reasonably, and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations or law of prescription now or hereafter in force in the Province of Ontario or elsewhere in Canada.

(f)	The Guarantor will not at any time claim to be subrogated in any manner to the position of the Lender and will not claim the benefit of any Security at any time held by the Lender, provided however that if, following a demand for payment by the Lender to the Guarantor hereunder, the Guarantor pays to the Lender all the moneys owing or remaining unpaid to the Lender under the Loan Documents then the Guarantor shall be entitled on demand made in writing to the Lender to the assignment, without warranty, of the Lender's right, title and interest in the Loan Documents.

(g)	The Lender shall not be bound to seek or exhaust its recourse against the Borrower or any other person or against the property of the Borrower or any other person or against any security (which term shall include, without limitation, a guarantee or indemnity) it may hold before requiring and being entitled to payment from the Guarantor hereunder and the Lender may enforce the various remedies available to it and may realize upon the various security held by it or any part thereof in such order as the Lender may determine.

(h)	The Guarantor acknowledges that its liability hereunder is for the whole of the outstanding Principal Sum, interest thereon, fees and other amounts payable by the Borrower to the Lender, including, without limitation, under the Loan Documents and expressly waives the benefit of any legislation, common law or principle requiring the division or proration of liability between the Guarantor and any other person or persons now or hereafter liable to the Lender in respect of the Principal Sum, interest thereon, fees and other amounts payable under the Loan Documents.

3.

(i)	The release of any other guarantor or guarantors from his, their or its liability pursuant to a guarantee in favour of the Lender shall not affect the liability of the Guarantor hereunder which shall remain unimpaired and still in full force and effect as if the guarantor or guarantors so released had not been a guarantor of all or any part of the said Principal Sum, interest thereon, fees and other amounts payable under the Loan Documents.

(j)	No suit based on this guarantee shall be instituted until written demand for payment has been made by the Lender to the Guarantor in respect of which such suit is instituted and demand shall be deemed to have been effectually made when delivered in the manner provided in paragraph 12 of this guarantee.

(k)	If default in payment of all or part of the amounts from time to time owing by the Borrower to the Lender, including without limitation, under the Loan Documents, shall occur and be continuing, the Guarantor shall forthwith upon demand therefor being made upon the Guarantor by the Lender in accordance with subparagraph 1(j) hereof pay to the Lender the Principal Sum or as much thereof as is outstanding and all interest accrued thereon together with all costs, fees, expenses and other amounts due to the Lender by virtue of the Loan Documents, this guarantee and each of them.

(l)	As security for this guarantee and the performance by the Guarantor of its covenants and obligations hereunder, the Guarantor agrees to grant to the Lender a collateral charge/mortgage to be registered against title to the Guarantor's real property municipally known as 98-102 Rutherford Road South, Brampton, ON, legally described in Schedule "A" attached hereto (the "Property"), securing the principal sum of One Million Dollars ($1,000,000).

2.                         It is understood between the parties hereto that the carrying out by the Guarantor of the covenants and agreements made by it hereunder is not in any way contingent upon the carrying out by the Borrower or the Lender or any other person of any of their respective obligations or liabilities in the Loan Documents or in any other instrument contained.

3.                         Except as contained or referred to herein, there are no representations, collateral instruments or conditions with respect to this guarantee or affecting the liability of the Guarantor hereunder other than as contained herein.

4.                         The Guarantor hereby waives:

(a)	presentation for payment of any instrument of the Borrower or any other person, protest thereof and notice of its dishonour to any person thereto and to the Guarantor;

(b)	any defense with respect to this guarantee arising by virtue of:

(i)	the lack of authority, death, disability or loss or diminution of capacity of any other person or revocation hereof by any other person; or

(ii)	the failure of the Lender to file or enforce a claim of any kind;

(c)	any defense based upon an election of remedies by the Lender which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower for reimbursement, or both; and

4.

(d)	any duty on the part of the Lender to disclose to the Guarantor any facts which the Lender may now or hereafter know about the Borrower, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing on the risk of non-payment of all obligations hereby guaranteed.

5.                         The Guarantor acknowledges receipt of good, valuable and sufficient consideration for the making of this guarantee and hereby expressly agrees that recourse may be had against its property and assets for all obligations hereunder, and the Guarantor does further agree that any and all of its property and assets shall be subject to execution for any judgment or decree on or enforcing this guarantee by a court of competent jurisdiction against the Guarantor.

6.                         This guarantee and all obligations of the Guarantor hereunder shall terminate and cease at such time as the Lender receives payment in full of all sums due and payable to it by the Borrower, including, without limitation, under the Loan Documents and all sums due and payable to it by the Guarantor for any costs and expenses of the Lender in enforcing this guarantee and the Lender agrees, upon receipt of payment in full of such sums, to execute and deliver a release of the Guarantor's obligations hereunder upon written request therefor.

7.                         This guarantee shall extend to and enure to the benefit of the Lender and its successors and assigns and reference herein to the Guarantor is a reference to and shall be construed as including the respective heirs, executors, administrators and assigns of the Guarantor and shall be binding thereon.

8.                         This guarantee has been made in Ontario and for all purposes shall be construed in accordance with and governed by the laws of Ontario as an agreement made and entered into therein by parties domiciled and resident therein and to be wholly performed therein. The Guarantor expressly attorns to the jurisdiction of the courts of Ontario to determine all issues, whether at law or in equity, arising from this guarantee, provided that nothing herein contained shall limit either party's right to institute proceedings against the other elsewhere.

9.                         In this guarantee the masculine shall include the feminine and the neuter and vice versa and the singular shall include the plural and vice versa; words such as "hereunder", "hereto", "hereof" and "herein" shall, unless the context clearly indicates the contrary, refer to the whole of this guarantee and not to any particular paragraph or section hereof.

10.                       If any provision of this guarantee or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this guarantee, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

11.                       The Guarantor shall forthwith and from time to time execute and do all deeds, documents and things which in the opinion of counsel to the Lender, acting reasonably, are necessary or advisable for giving the Lender a valid guarantee according to the intent of this guarantee or to otherwise further the purposes hereof.

5.

12.                       Any notice, statement, request for approval, approval or demand required or contemplated to be given under this guarantee shall be made in writing and may be delivered personally or sent by certified or registered mail, return receipt requested, and addressed as follows:

(a)	if to the Guarantor, at:

100 Rutherford Road South

Brampton, ON L6W 2J2

Attn: Ben Ward

(b)	if to the Lender, at:

15466 The Gore Road

Caledon, ON L7C 3E5

Attn: Michael Steele

Any such notice, statement, request, approval or demand, if delivered personally, shall be deemed to be given upon delivery and, if sent by mail, shall be deemed to have been given three (3) days after mailing in the manner set out herein in any regularly maintained governmental post office or branch post office, except in the event of any strike, walk-out or other similar event involving Canada Post which makes it unlikely it would be delivered within such time. In the event of such strike, walk-out or other similar event occurring or being threatened at the time of delivery, such notice, statement, request, approval or demand shall be delivered personally.

13.                       All indebtedness and liability, present and future, of the Borrower to the Guarantor is hereby assigned to the Lender and postponed to the liability of the Borrower to the Lender and all moneys received from the Borrower or for its account by the Guarantor shall be received and held by the Guarantor in trust for the Lender until such time as the liability of the Borrower to the Lender is fully paid and satisfied, all without prejudice to and without in any way limiting or lessening the liability of the Guarantor to the Lender under this guarantee.

14.                       If any covenant, obligation or provision of this guarantee, or the application thereof to any person, firm or corporation or to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this guarantee or the application of such covenant, obligation or provision to persons, firms or corporations or to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and provision of this guarantee shall be separately valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the Guarantor has duly executed this guarantee as of the date first written above.

2264793 ONTARIO INC.

Per:	/s/ Benjamin Ward
Name: Benjamin Ward
Title: Secretary

SCHEDULE "A"

PROPERTY

Legally described as:

PT LT 4 CON 2 E.H.S. CHINGUACOUSY PTS 1 TO 4, 43R17742; T/W BR48239 ; S/T BR51139; TOGETHER WITH AN EASEMENT AS IN VS121670; CITY OF BRAMPTON

Being all of PIN 14032−0123(LT); LRO# 43.